Exhibit 4.20

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS.

This debt instrument has been issued at original issue discount.

The following information is provided pursuant to Treasury Regulation Section 1.1275-3:

Issue Price: 93.1572% of face amount.

Issue Date: [                ]

The yield to maturity of this Note will be:  17.854%.

Assuming that this Note is not redeemed prior to its stated maturity date and that Issuer actually issues all PIK Notes the Issuer is permitted to issue in lieu of cash interest payments, the total amount of original issue discount on this Note will be 76.27% of its face amount.

PENTHOUSE MEDIA GROUP INC.

15.0% SENIOR SECURED NOTE DUE 2010

No. __ $___________	Amended and Restated as of December 6, 2007

FOR VALUE RECEIVED, the undersigned, PENTHOUSE MEDIA GROUP INC. (herein called the “Issuer”), a corporation organized and existing under the laws of the State of Nevada, hereby promises to pay to ___________________, or registered assigns, the principal sum of ___________________ AND __/100 DOLLARS on July 31, 2010, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance thereof at the rate of 15.0% per annum from the date hereof, payable quarterly in arrears, commencing February 15, 2008, and thereafter on each May 15, August 15, November 15 and February 15, and when the principal hereof shall have become due and payable, following the occurrence and during the continuance of a Default or Event of Default under the Securities Purchase Agreement (as defined below), at a rate per annum equal to 17.0%, until such Default or Event of Default is cured or waived in writing in accordance with the terms of the Securities Purchase Agreement.

Payments of principal of, interest on and other Obligations with respect to this Note are to be made in lawful money of the United States of America at the address designated as provided in the Securities Purchase Agreement referred to below.

This Note is one of a series of senior secured notes (the “Notes”) amended and restated pursuant to the Second Amendment and Limited Waiver dated as of December 6, 2007 (the “Second Amendment”), amending the Securities Purchase Agreement, dated as of August 28, 2006 among the Issuer, the Guarantors listed on the signature pages thereto, and the Holders listed on Schedule 2.02 thereto (the “Existing Securities Purchase Agreement,” and as amended by the Second Amendment, and further amended from time to time, the “Securities Purchase Agreement”).  This Note amends and restates a 15% Senior Secured Note due 2010 which was issued pursuant to the Existing Securities Purchase Agreement (an “Existing Note”) and is issued in exchange for, and not in payment of, such Existing Note.   This Note  is entitled to all of the benefits of the Securities Purchase Agreement. Terms defined in the Securities Purchase Agreement and used without other definition herein shall have the respective meanings herein assigned to such terms in the Securities Purchase Agreement.

This Note is a registered Note and, as provided in the Securities Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Issuer may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Securities Purchase Agreement, but not otherwise.

Each of the undersigned Guarantors acknowledges and agrees that this Note is entitled to the benefits of the Guaranty set forth in Article XI of the Securities Purchase Agreement.  This Note is secured by the security interests granted in Article III of the Securities Purchase Agreement and in the Security Documents and is entitled to all of the other benefits conferred upon the Notes by the Note Documents.

If an Event of Default, as defined in the Securities Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including all then outstanding Obligations) and with the effect provided in the Securities Purchase Agreement.

THIS NOTE AND THE OTHER FUNDING DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER FUNDING DOCUMENT IN RESPECT OF SUCH OTHER FUNDING DOCUMENT.

[signatures on following page]

[SIGNATURE PAGE TO 15.0% SENIOR SECURED NOTE DUE 2010]

ISSUER:

PENTHOUSE MEDIA GROUP INC.

By:

Name: Marc H. Bell

Title: President

GUARANTORS:

GENERAL MEDIA ART HOLDING, INC.

GENERAL MEDIA COMMUNICATIONS, INC.

GENERAL MEDIA ENTERTAINMENT, INC.

GENERAL MEDIA (UK), LTD.

GMCI INTERNET OPERATIONS, INC.

GMI ON-LINE VENTURES, LTD.

PENTHOUSE CLUBS INTERNATIONAL ESTABLISHMENT

PENTHOUSE IMAGES ACQUISITIONS, LTD.

PENTHOUSE MEDIA GROUP (CA) INC.

PMGI HOLDINGS, INC.

PURE ENTERTAINMENT TELECOMMUNICATIONS, INC.

By:

Name: Marc H. Bell

Title: President

PENTHOUSE FINANCIAL SERVICES, N.V.

By:

Name: Marc H. Bell

Title: Managing Director

PENTHOUSE DIGITAL MEDIA PRODUCTIONS, INC.

By:

Name: Paul Asher

Title: President

[Signatures continue on following page]

[SIGNATURE PAGE TO 15.0% SENIOR SECURED NOTE DUE 2010]

PENTHOUSE DIGITAL MEDIA PRODUCTIONS, INC.

VIDEO BLISS, INC.

DANNI ASHE, INC.

By:

Name: Paul Asher

Title: President

SNAPSHOT PRODUCTIONS, LLC

By:

Name: Paul Asher

Title: Manager

VARIOUS, INC.

GLOBAL ALPHABET, INC.

SHARKFISH, INC.

TRAFFIC CAT, INC.

BIG ISLAND TECHNOLOGY GROUP, INC.

FASTCUPID, INC.

FRIENDFINDER NETWORK, INC.

FRIENDFINDER PROCESSING LTD. MEDLEY.COM INCORPORATED

PPM TECHNOLOGY GROUP, INC.

STREAMRAY, INC.

By:

Name: Daniel C. Staton

Title: Chief Financial Officer

[Signatures continue on following page]

[SIGNATURE PAGE TO 15.0% SENIOR SECURED NOTE DUE 2010]

CONFIRM ID, INC.

FRNK TECHNOLOGY GROUP

TRANSBLOOM, INC.

STREAMRAY INC.

By:

Name: David Bloom

Title: President